As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-249209

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland	59-0483700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1140 N. Williamson Blvd., Suite 140

Daytona Beach, Florida, 32114

(386) 274-2202

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel E. Smith, Esq.

Senior Vice President – General Counsel & Corporate Secretary

CTO Realty Growth, Inc.

1140 N. Williamson Boulevard, Suite 140

Daytona Beach, Florida 32114

(Name and address, including zip code, of agent for service)

(386) 274-2202

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Zachary A. Swartz, Esq.

Vinson & Elkins L.L.P.

901 East Byrd Street, Suite 1500

Richmond, VA 23219

Tel: (804) 327-6324

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Post-Effective

Amendment No. 1 to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.01 par value	500,000	$40.27	$20,135,000	$2,196.73

(1)

In accordance with Rule 416(a) under the Securities Act, the Registrant is also registering hereunder an indeterminate number of shares of the Registrant’s common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices reported on the NYSE American on September 25, 2020.

(3)	The Registrant previously paid all of the Registration Fee with the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

On January 29, 2021, CTO Realty Growth, Inc., a Florida corporation (the “Predecessor Registrant”), merged with and into its wholly owned subsidiary, CTO NEWCO REIT, Inc., a Maryland corporation (the “Registrant”), pursuant to an Agreement and Plan of Merger, dated as of September 3, 2020 (the “Merger Agreement”), by and between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation (the “Merger”). At 4:05 p.m., Eastern Time, on January 29, 2021, the effective time of the Merger (the “Effective Time”), the Registrant was renamed “CTO Realty Growth, Inc.” and succeeded to the assets, continued the business and assumed the obligations of the Predecessor Registrant immediately prior to the Merger. The Merger was completed as part of the plan to reorganize the business operations of the Predecessor Registrant to facilitate its and the Registrant’s qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

The Merger was approved by the shareholders of the Predecessor Registrant at a special meeting of the Predecessor Registrant’s shareholders held on November 9, 2020. At the Effective Time, pursuant to the Merger Agreement each outstanding share of common stock, par value $1.00 per share, of the Predecessor Registrant was automatically converted on a one-for-one basis into shares of the Registrant’s common stock, par value $0.01 per share. As a result, the shares of common stock of the Registrant were owned, immediately after the Merger, by the Predecessor Registrant’s shareholders in the same proportion as their ownership of the Predecessor Registrant’s shares of common stock immediately prior to the Merger. The rights of the Registrant’s stockholders are governed by the Maryland General Corporation Law, the Registrant’s charter and amended and restated bylaws. The shares of common stock are subject to certain share ownership and transfer restrictions that are intended to, among other purposes, facilitate compliance with certain REIT rules related to share ownership and are described in the prospectus that forms a part of this Post-Effective Amendment No. 1.

The issuance of the shares of the Registrant’s common stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registrant’s registration statement on Form S-4 (Registration No. 333-248583), which was declared effective by the U.S. Securities and Exchange Commission on October 19, 2020. The Registrant is a publicly traded company with reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registrant’s common stock is listed on the New York Stock Exchange under the same ticker symbol formerly used by the Predecessor Registrant, “CTO.” The Merger did not result in any material changes in the business, offices, assets, liabilities, obligations, net worth, directors, officers or employees of the Registrant as compared to the Predecessor Registrant. The Registrant continues to maintain its principal executive offices at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114.

This Post-Effective Amendment No. 1 pertains to the adoption by the Registrant of the Registration Statement on Form S-3 (No. 333-249209) of the Predecessor Registrant (the “Registration Statement”) and is being filed by the Registrant pursuant to Rule 414 under the Securities Act, as the successor issuer to the Predecessor Registrant following the Merger. In accordance with Rule 414(d), the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the Registration Statement as its own except to the extent amended by this Amendment, for all purposes of the Securities Act and the Exchange Act. The applicable registration fees were paid at the time of the filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 1, 2021

PROSPECTUS

Dividend Reinvestment and Stock Purchase Plan

500,000 Shares of Common Stock

We are pleased to offer you the opportunity to participate in the CTO Dividend Reinvestment and Direct Stock Purchase Plan, or the Plan. The Plan has two components: a dividend reinvestment component and a direct stock purchase component. The dividend reinvestment component provides our stockholders with an easy and economical way to designate all or any portion of the cash distributions, which we also refer to as dividends, on our common stock, par value $0.01 per share, or “common stock,” for reinvestment in additional shares of common stock. The direct stock purchase component permits our stockholders and new investors to purchase shares of our common stock in an economical and convenient manner.

This prospectus relates to 500,000 shares of common stock to be offered for purchase under the Plan. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CTO.” On January 29, 2021, the closing price of our common stock was $42.13 per share.

Key features of the Plan are that you can:

•	Enroll in the Plan even if you are not a current CTO stockholder;

•	Purchase shares through the Plan without a personal broker and, in many cases, without paying a commission;

•	Automatically reinvest all or any portion of your cash dividends in additional shares of our common stock;

•	Purchase shares as a new investor with a minimum initial investment of $200 and invest up to $10,000 per month;

•	In some instances, subject to our approval, make optional cash payments in excess of $10,000 to purchase shares of our common stock, at a discount of 0% to 5% as we determine in our sole discretion;

•	Authorize automatic monthly investments of $50 or more in our common stock from a checking or savings account;

•	Transfer your shares easily; and

•	Own and transfer your shares without holding or delivering physical certificates.

Please read this prospectus carefully and keep it and any future investment statements for your reference. If you have any questions about the Plan, please call the Plan Administrator, Computershare Trust Company N.A., or “Computershare,” toll free at 1-800-368-5948, 24 hours a day, seven days a week. Customer service representatives are available Monday through Friday, between the hours of 9:00 A.M. and 6:00 P.M. Eastern time.

Investing in our common stock involves risks. See the “Risk Factors” section on page 4 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC.

This prospectus provides you with a general description of the Plan and the securities we may offer thereunder. You should read this prospectus and the other information described in “Incorporation of Certain Information by Reference” prior to investing.

As allowed by SEC rules, this prospectus does not contain all the information included in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus or that are incorporated by reference into this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. The registration statement can be read at the SEC website as discussed under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

On January 29, 2021, CTO Realty Growth, Inc., a Florida corporation (“Predecessor Registrant”), merged with and into its wholly-owned direct subsidiary, CTO NEWCO REIT, Inc., a Maryland corporation (“Registrant”), with the Registrant as the surviving entity in the merger. At the effective time of the merger, the Registrant was renamed “CTO Realty Growth, Inc.” and succeeded to the assets, continued the business and assumed the obligations of the Predecessor Registrant. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “CTO” refer to the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and to the Registrant and its subsidiaries with respect to the period after the Effective Time. When we refer to our “charter” we mean the Registrant’s Articles of Amendment and Restatement, as amended. When we refer to our “bylaws” we mean the Registrant’s Amended and Restated Bylaws, as amended. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties and other investments, our capital resources, future expenditures for development projects, and our results of operations and financial condition. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms, or by discussions of strategy, plans or intentions in this prospectus.

Factors that could materially and adversely affect us include, but are not limited to, the factors listed below:

•	we are subject to risks related to the ownership of commercial real estate that could affect the performance and value of our properties;

•	our business is dependent upon our tenants successfully operating their businesses, and their failure to do so could materially and adversely affect us;

•	competition that traditional retail tenants face from e-commerce retail sales, or the integration of brick and mortar stores with e-commerce retail operators, could adversely affect our business;

•

we operate in a highly competitive market for the acquisition of income properties and other investments and more established entities or other investors may be able to compete more effectively for acquisition opportunities than we can;

•	the loss of revenues from our income property portfolio or certain tenants would adversely impact our results of operations and cash flows;

•

our revenues include receipt of management fees and potentially incentive fees derived from our provision of management services to Alpine Income Property Trust, Inc. (“PINE”) and the loss or failure, or decline in the business or assets, of PINE could substantially reduce our revenues;

•

there are various potential conflicts of interest in our relationship with PINE, including our executive officers and/or directors who are also officers and/or directors of PINE, which could result in decisions that are not in the best interest of our stockholders;

•

a prolonged downturn in economic conditions could adversely impact our business, particularly with regard to our ability to maintain revenues from our income-producing assets and our ability to monetize parcels of land in Crisp39 SPV LLC;

•	a part of our investment strategy is focused on investing in commercial loan investments which may involve credit risk;

•	we may suffer losses when a borrower defaults on a loan and the value of the underlying collateral is less than the amount due;

•	the Company’s real estate investments are generally illiquid;

•

if we are not successful in utilizing the like-kind exchange structure in deploying the proceeds from dispositions of income properties, or our like-kind exchange transactions are disqualified, we could incur significant taxes and our results of operations and cash flows could be adversely impacted;

•	the Company may be unable to obtain debt or equity capital on favorable terms, if at all, or additional borrowings may impact our liquidity or ability to monetize any assets securing such borrowings;

•	servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to service or pay our debt;

•	our operations and properties could be adversely affected in the event of natural disasters, pandemics, or other significant disruptions;

•

our ability to qualify and remain qualified as a REIT, particularly given the need to apply highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and make various factual determinations concerning matters and circumstances not entirely within our control;

•	the risk that the REIT requirements could limit our financial flexibility;

•	our limited experience operating as a REIT;

•	our ability to pay dividends consistent with the REIT requirements, and expectations as to timing and amounts of such dividends;

•	the ability of our board of directors to revoke our REIT status without stockholder approval;

•	our exposure to changes in U.S. federal and state income tax laws, including changes to the REIT requirements;

•

we may encounter environmental problems which require remediation or the incurrence of significant costs to resolve, which could adversely impact our financial condition, results of operations, and cash flows; and

•

an epidemic or pandemic (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

You should consider the risks described in the “Risk Factors” section of this prospectus and the “Risk Factors” section of our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by refence in this prospectus.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed or incorporated by reference in this prospectus may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.

RISK FACTORS

An investment in our common stock involves certain risks. See Questions 39 and 40 beginning on page 21 of this prospectus. Before buying our securities, you should read and consider the risk factors included in our periodic reports, including the risk factors described in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

THE COMPANY

We are a diversified real estate operating company. As of September 30, 2020, we owned and managed, sometimes utilizing third-party property management companies, 30 commercial real estate properties in 11 states in the United States, with approximately 2.5 million square feet of gross leasable space. Our current portfolio of 24 single-tenant income properties had a weighted average remaining lease term of 13.6 years as of September 30, 2020. Our current portfolio of six multi-tenant properties had a weighted average remaining lease term of 5.7 years as of September 30, 2020.

In addition to our income property portfolio, our business includes:

Management Services:

•

A fee-based management business that is engaged in managing PINE and a joint venture that held approximately 1,700 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”), as of September 30, 2020.

Commercial Loan Investments:

•	A portfolio of commercial loan investments and two commercial properties whose leases are classified as commercial loan and master lease investments.

Real Estate Operations:

•	A portfolio of mineral interests consisting of approximately 455,000 subsurface acres in 20 counties in the State of Florida and a portfolio of mitigation credits.

•	A retained interest in the Land JV which is seeking to sell approximately 1,700 acres of undeveloped land in Daytona Beach, Florida.

•

An interest in a joint venture (the “Mitigation Bank JV”) that owns an approximately 2,500 acre parcel of land in the western part of Daytona Beach, Florida, and which is engaged in the operation of a mitigation bank, which, pursuant to a mitigation plan approved by the applicable state and federal authorities, produces mitigation credits that are marketed and sold to developers of land in the Daytona Beach area for the purpose of enabling the developers to obtain certain regulatory permits.

Our business also includes the current value of our initial investment in PINE of approximately $31.7 million, or approximately 23.5% of PINE’s outstanding equity, including the units of limited partnership interest we hold in Alpine Income Property OP, LP, which are exchangeable into either cash or common stock of PINE on a one-for-one basis, at PINE’s election. Our investment in PINE should generate investment income through the dividends distributed by PINE. In addition to the dividends we receive from PINE, our investment in PINE may benefit from any appreciation in PINE’s stock price, although no assurances can be provided that such appreciation will occur, the amount by which our investment will increase in value, or the timing thereof.

We are incorporated under the laws of the State of Maryland. Our principal executive offices are located at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida, and our telephone number is (386) 274-2202. Our website is www.ctoreit.com. Except for the documents incorporated by reference in this prospectus as described under the heading “Incorporation of Certain Information by Reference,” the information and other content contained on our website are not incorporated by reference and does not constitute part of this prospectus and should not be relied upon in connection with making any investment in our securities.

INFORMATION ABOUT THE PLAN

1. What is the purpose of the Plan?

The Plan is a convenient and economical stock purchase program available for existing investors to increase their holdings and for new investors to make an initial investment in our common stock. Participants in the Plan may have all or any portion of their cash dividends automatically reinvested in our common stock. Participants may also elect to make optional cash investments through the Plan Administrator, Computershare Trust Company, N.A., which we refer to as Computershare. The primary purpose of the Plan is to benefit long-term investors who want to increase their investment in our common stock. We may also use the Plan to raise additional capital through the direct sale of our common stock to stockholders or new investors, who, in connection with any resales of such shares, may be deemed to be underwriters. Our ability to waive limitations applicable to the amounts that participants may invest pursuant to the cash purchase feature of the Plan will allow for these sales to raise additional capital.

Participation in the Plan is voluntary, and we give no advice regarding your decision to join the Plan. However, if you decide to participate, an enrollment form and reply envelope are enclosed for your convenience. In addition, enrollment forms are also available, and may be completed, online. You can access these services through Computershare’s website, www.computershare.com/investor.

2. What options are available under the Plan?

If you are a CTO stockholder and elect to participate in the Plan, you may have cash dividends on all or any portion of our common stock held by you automatically reinvested in additional common stock. If you are a new investor, you may make an initial investment through the Plan, subject to a minimum investment of $200 and a maximum investment of $10,000. As a participant in the Plan, you may also make optional cash investments through the Plan, subject to a minimum investment of $50 per month and a maximum investment of $10,000 per month. We may permit an initial investment and optional cash investments in greater amounts, at our discretion. Optional cash investments in excess of $10,000 per month may be made pursuant to a written request and are not subject to a predetermined maximum limit on the amount of the investment. We may establish a discount ranging from 0% to 5% with respect to shares purchased from us for cash purchases exceeding $10,000 per month that we have approved pursuant to a Request for Waiver. Please refer to Question 8 for additional information regarding initial investments, and to Questions 12 through 14 for further information regarding optional cash investments.

3. What are the benefits and disadvantages of the Plan?

The primary benefits of participating in the Plan are as follows:

•	You may automatically reinvest cash dividends on all or a portion of your holdings of common stock in additional shares of common stock.

•

You may also invest in common stock by making cash investments, subject to a minimum and maximum amount. You may make cash purchases up to a maximum amount of $10,000 by check or via the internet from a pre-designated bank account. You may make cash investments occasionally or at regular intervals. You may make cash investments even if you do not elect to participate in the Plan’s dividend reinvestment option. You may make cash purchases whether you currently own common stock or are a new investor.

•	Common stock purchased directly from us under the Plan will be issued without a sales commission.

•

Your funds are subject to full investment under the Plan because your account will be credited with the purchase of whole shares, as well as fractional shares computed up to six decimal places. Dividends will be paid not only on whole shares but also proportionately on fractional shares held in your account. Dividends paid on all such shares, including fractional shares, will be used to purchase additional shares of common stock, unless you specify otherwise.

•

You may direct the Plan Administrator to transfer at any time, at no cost to you, all or a portion of your shares in the Plan to a Plan account for another person as long as you meet all of the transfer requirements as set forth in Question 27.

•

The Plan offers a “share safekeeping” service that allows you to deposit your common stock certificates with the Plan Administrator at no cost and to have your ownership of common stock purchased under the Plan maintained on the Plan Administrator’s records in uncertificated form as part of your Plan account, if you so desire.

•

You will receive statements containing information on all Plan transactions in your account within a reasonable time after a transaction occurs, as well as on a quarterly basis that contain year-to-date information, that are designed to simplify your recordkeeping.

The primary disadvantages of participating in the Plan are as follows:

•

Your investment in our common stock purchased under the Plan is not different from any investment in our common stock that you purchase directly. We cannot assure you of a profit or protect against a loss on shares purchased. You bear the risk of loss and enjoy the benefits of any gain from market price changes with respect to shares purchased under the Plan.

•

If you reinvest dividends under the Plan, you will be treated for U.S. federal income tax purposes as having received a dividend on the related date of purchase of common stock under the Plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 38, “What are the U.S. federal income tax consequences of participating in the Plan?”

•

You will have limited control over the specific timing of purchases and sales of common stock under the Plan. Because the Plan Administrator must receive funds for a cash purchase prior to the actual purchase date of the common stock, your investments may be exposed to changes in market conditions.

•

We may, in our sole discretion, without prior notice, change our determination as to whether common stock will be purchased by the Plan Administrator directly from us or through open market or privately negotiated purchases.

•	No interest will be paid on funds that the Plan Administrator holds pending investment or that may ultimately be returned to you. See Questions 17 and 21.

•	The purchase price for common stock purchased under the Plan may exceed the price of acquiring common stock on the open market at any given time on the actual purchase date.

4. Who is eligible to participate in the Plan?

The Plan is open to all U.S. residents, whether or not they currently own our common stock.

5. Can non-U.S. citizens participate in the Plan?

Yes. If you are not a U.S. citizen, you can participate in the Plan, provided there are no laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of the Plan. We reserve the right to terminate the participation of any stockholder if we deem it advisable under any laws or regulations. You will be subject to certain tax withholding regarding dividends that are reinvested.

6. How do I enroll in the Plan if I am already a CTO stockholder?

After being furnished with a copy of this prospectus, you may join the Plan at any time by enrolling online through Computershare at www.computershare.com/investor or by completing and returning the enclosed enrollment form. All Plan materials, including enrollment forms, as well as other Plan forms and this prospectus, are available through the Plan Administrator as indicated in the answer to Question 31 below.

You will become a participant after a properly completed enrollment form has been received and accepted by the Plan Administrator or after you enroll online.

7. I already own shares, but they are held by my bank or broker and registered in “street name.” How can I participate in the Plan?

If you are the beneficial owner of common stock registered in “street name” (for example, in the name of a bank, broker or trustee), you may participate in the Plan by either: (1) transferring those shares of common stock into your own name and depositing those shares of common stock into the Plan for safekeeping and/or electing to reinvest cash dividend payments on those shares of common stock (see the answer to Question 27); or (2) making arrangements with your record or registered holder (for example, your bank, broker or trustee, who will become the participant) to participate in the Plan on your behalf. You may also enroll in the same manner as someone who is not a stockholder as indicated in in the answer to Question 8 below.

8. I am not currently a CTO stockholder. How do I enroll in the Plan?

If you do not currently own any of our common stock and you wish to become a stockholder and a participant in the Plan, you may join the Plan by using one of the following methods.

Internet. Go to www.computershare.com/investor and follow the instructions provided for opening a CTO stockholder account. You will be asked to complete an online enrollment form and to submit an initial investment. To make your initial investment, you may (a) authorize a one-time deduction from your U.S. bank account for at least $200 up to a maximum of $10,000 or (b) authorize automatic monthly deductions from your U.S. bank account for a minimum of $50 (and up to a maximum of $10,000) for at least four consecutive purchases. Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Computershare. See Question 12 below for more information.

Mail. Complete the enclosed enrollment form and return it, along with your initial investment, to the address provided. To make your initial investment, you may (a) enclose a check for a minimum of $200 up to a maximum of $10,000, made payable to “Computershare—CTO,” or (b) authorize automatic monthly deductions from your U.S. bank account for a minimum of $50 (and up to a maximum of $10,000) for at least four consecutive purchases. Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Computershare. See Question 12 below for more information.

All money must be in U.S. funds and drawn on a U.S. bank. Cash, money orders, traveler’s checks and third party checks will not be accepted.

Additional enrollment materials can be obtained by calling Computershare 1-800-368-5948 or by accessing Computershare’s website at www.computershare.com/investor.

9. Are there fees associated with participation in the Plan?

Yes. The following fees apply to your enrollment and participation in the Plan:

Costs to the Participant

	One Time Fee	Service Fee	Processing Fee (Including Brokerage Commissions)
Initial Investment Fee for First-Time Investors	None	None	None
Subsequent Purchases and Dividend Reinvestments	None	None	None
Batch Order Sales	None	$25	$0.12 per share
Limit Order Sales	None	$25	$0.12 per share
Good-Till-Cancel Limit Order	None	$25	$0.12 per share
Market Order Sales	None	$25	$0.12 per share

	One Time Fee	Service Fee	Processing Fee (Including Brokerage Commissions)
Sales processed over the telephone by a customer service representative	Customer service representative will entail an additional transaction fee of $15
Insufficient Funds	$35, see Question 20 For More information	None	None

10. What are the dividend payment options?

You may select from the following dividend options:

Full Dividend Reinvestment. You may elect to reinvest all of your cash dividends (less any required tax withholding) by designating your election on your enrollment form. Dividends paid on all shares registered in your name in stock certificate form and/or credited to your account will be reinvested under the Plan in additional shares of common stock. Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends.

Partial Dividend Reinvestment. You may elect to receive part of your dividends (less any required tax withholding) in cash by designating your election on your enrollment form. If you elect partial dividend reinvestment, you must specify the number of whole shares for which you want to receive cash dividends. Dividends paid on all other shares registered in your name in stock certificate form and/or credited to your account will be reinvested under the Plan in additional shares of common stock.

No Dividend Reinvestment. You may elect to receive all of your dividends in cash by designating your election on your enrollment form. Dividends paid on all shares registered in your name in certificate form and/or credited to your account will be paid in cash. Dividends paid in cash will be sent to you by check or by direct deposit (as you may elect) in the manner in which such dividends are sent to stockholders of the Company.

Computershare will begin to reinvest your dividends automatically on the next dividend payment date after Computershare receives your fully completed enrollment form and initial investment, if applicable. If your completed enrollment form and initial investment, if applicable, arrive after the record date, reinvestment may not begin until the following dividend.

11. If I reinvest dividends, will I still owe taxes on the amount reinvested?

Automatic reinvestment of your dividends does not relieve you of liability for income taxes that may be owed on your dividends. Dividends paid on shares credited to your Plan account will be included in information provided both to you and the Internal Revenue Service (the “IRS”). You will be treated for U.S. federal income tax purposes as having received a dividend on the related date of purchase of common stock under the Plan, which may give rise to a tax payment obligation without providing you with immediate cash to pay such tax when it becomes due. See Question 38 below for more information.

12. How do I make an additional investment?

You may make optional cash investments by choosing any of the following three options:

Check Investment. You may make optional cash investments in our common stock by sending to Computershare a check for the purchase of additional shares. The check must be made payable to “Computershare—CTO,” drawn on a U.S. bank and payable in U.S. dollars. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, Computershare is unable to accept checks clearing through non-U.S. banks. All checks should be sent to Computershare, at the address provided in Question 31. Computershare will not accept cash, money orders, traveler’s checks or third party checks.

Automatic Investment from a Bank Account. You may elect to have funds automatically withdrawn every month from your checking or savings account by electronic funds transfer at a qualified U.S. financial institution. You may elect the automatic cash withdrawal option online at www.computershare.com/investor, or by completing and returning a direct debit authorization form, along with a voided blank check or a checking or savings account deposit slip. Please allow four to six weeks for the first investment to be initiated. Once automatic deductions begin, funds will be withdrawn from your bank account on the twelfth (12th) day of each month, or the next business day if that day is not a business day. Funds so withdrawn will be invested on the next Purchase Date (as described in the response to Question 17).

Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Computershare. You may change the amount of money or terminate the automatic monthly withdrawal of funds by going to www.computershare.com/investor, or by completing and submitting a new direct debit authorization form. To be effective for a particular month, Computershare must receive your request at least seven business days prior to the applicable debit date.

Online Investments. You may make optional cash investments online through Computershare’s website, www.computershare.com/investor. In order to purchase shares online, you must authorize the withdrawal of funds from your U.S. bank account.

See Question 17 for information regarding Purchase Dates.

13. What are the minimum and maximum amounts for optional cash investments?

If you are a current stockholder, you may make optional cash investments by check or automatic deduction from a U.S. bank account subject to a minimum investment of $50 per month, and up to a maximum of $10,000 per month (except pursuant to a request for approval to make an optional cash investment in excess of $10,000, as described below).

We may adjust all minimum and maximum plan investment amounts at our discretion from time to time after notification to all participants.

14. How do I make optional cash investments in excess of $10,000 per month?

Investments in excess of $10,000 per month may be made only pursuant to our acceptance of a request to make an optional cash investment in excess of $10,000, which shall be made on a request form, which we also refer to as a Request for Waiver. We expect to approve requests from financial intermediaries, including brokers and dealers, and other participants from time to time.

We have the sole discretion to approve, reduce or reject any request to make an optional cash investment in excess of the $10,000 maximum allowable amount during any month. We may grant such requests by any method that we determine to be appropriate. In deciding whether to approve, reduce or reject your request, we may consider, among other things, the following factors:

•	our need for additional funds;

•	our desire to obtain such additional funds through the sale of our common stock as compared to other sources of funds;

•	the purchase price likely to apply to any sale of our common stock;

•	the extent and nature of your prior participation in the Plan;

•	the number of shares of common stock you hold of record;

•	the total amount of optional cash investments in excess of $10,000 for which requests have been submitted;

•	order of receipt of Request for Waiver; and

•	whether, at the time of such request, the Plan Administrator is acquiring our common stock for the Plan directly from us or through open market transactions.

We will decide whether to approve a submitted Request for Waiver within ten business days of the receipt of the request. If you do not receive a response from us in connection with your request, you should assume that we have denied your request.

If a request is approved, funds must be received by the Plan Administrator by wire transfer no later than 3:00 P.M., Eastern time, one business day prior to the first day of the relevant Pricing Period (as defined below). We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any Request for Waiver. To obtain a request form or additional information, a participant may call us at (386) 274-2202. Completed request forms should be emailed directly to us at corporatesecretary@ctoreit.com or such other email as we may establish from time to time.

Purchase Price of Shares for Optional Cash Investments in Excess of $10,000. Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein, including the establishment of a Threshold Price as more fully described below. The Purchase Price may be reduced by the Waiver Discount that we have provided for optional cash investments in excess of $10,000 on each Purchase Date. If we grant your request to purchase shares pursuant to a Request for Waiver, there will be a Pricing Period, which will generally consist of one to 12 consecutive separate trading days on the NYSE.

Each of these separate trading days will be a Purchase Date, and an equal proportion of your optional cash investment will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The purchase price for shares acquired on a particular Purchase Date will be equal to the consolidated volume weighted average price (subject to change as provided below), rounded to four decimal places, of our common stock as reported by the NYSE, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date, less any Waiver Discount. For example, if a cash investment of $1,000,000 is made pursuant to an approved Request for Waiver, and the Pricing Period consists of ten trading days, there would be ten separate investments, each for $100,000, beginning on the Pricing Period commencement date and continuing for ten trading days. The number of shares purchased for each Purchase Date would be calculated by dividing the proportionate amount of the approved waiver request amount, in this example $100,000, by the consolidated volume weighted average price obtained from Bloomberg, LP, rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date, less any Waiver Discount. Plan shares will not be available to Plan participants until the conclusion of each Pricing Period, unless we activate the Continuous Settlement Feature (see below).

The Plan Administrator will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of common stock on each Purchase Date of the applicable Pricing Period.

Threshold Price. We may establish for a Pricing Period a minimum price, or Threshold Price, applicable to optional cash purchases made pursuant to a Request for Waiver. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the consolidated volume weighted average price, rounded to four decimal places, of our common stock as reported on the NYSE, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for each trading day of such Pricing Period (not adjusted for discounts, if any) must equal or exceed. Except as provided below, we will exclude from the Pricing Period any trading day that the consolidated volume weighted average price is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of our common stock are made on the NYSE. For example, if the Threshold Price is not met for two of the trading days in a 10 day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the Pricing Period Extension Feature for the Pricing Period which is described below.

Pricing Period Extension Feature. We may elect to activate for any particular Pricing Period the Pricing Period Extension Feature which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which there are no trades of our common stock reported by the NYSE, subject to a maximum of five trading days. If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common stock were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had activated the Pricing Period Extension Feature at the time of the Request for Waiver acceptance, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Purchase Dates in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.

Continuous Settlement Feature. If we elect to activate the Continuous Settlement Feature, shares will be available to Plan Participants within three business days of each Purchase Date beginning on the first trading day in the relevant Pricing Period and ending on the final trading day in the relevant Pricing Period, with an equal amount being invested on each such day, subject to the qualifications set forth above. We may elect to activate the Continuous Settlement Feature, at the time of the Request for Waiver form acceptance.

Return of Unsubscribed Funds. We will return a portion of each optional cash investment in excess of $10,000 for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no trades of our common stock are reported on the NYSE, which we refer to as unsubscribed funds. Any unsubscribed funds will be returned within five business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days on which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period. For example, the returned amount in a 10-day Pricing Period will equal one-tenth (1/10) of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.

The establishment of the Threshold Price and the possible return of a portion of the investment applies only to optional cash investments in excess of $10,000. Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period. Neither we nor the Plan Administrator is required to give you notice of the Threshold Price for any Pricing Period.

Waiver Discount. We may establish a discount from the market price applicable to optional cash investments in excess of $10,000 made pursuant to a Request for Waiver. This discount, which we also refer to as the Waiver Discount, may be between 0% and 5% of the purchase price and may vary for each Pricing Period and for each optional cash investment.

The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common stock as compared to other sources of funds, current and projected capital needs and other factors. Setting a Waiver Discount for a particular Pricing Period shall not affect the setting of a Waiver Discount for any other Pricing Period. The Waiver Discount will apply only to optional cash investments of more than $10,000 (or other applicable maximum monthly amount). The Waiver Discount will apply to the entire optional cash investment and not just the portion of the optional cash investment that exceeds $10,000.

15. What transactions can I conduct through Computershare’s online services?

Computershare offers you a convenient way to invest in our common stock completely online, without having to send in any forms or checks by mail. Through Computershare’s online services, you may:

•	Enroll in the Plan;

•	Authorize a one-time withdrawal of funds from your U.S. bank account to make your initial investment or to purchase additional share of our common stock;

•	Establish automatic monthly investments;

•	Change your dividend reinvestment election;

•	Review your transaction history and position summary;

•	Request certificates;

•	Arrange for online sales of some or all of your shares;

•	Download enrollment and other forms;

•	Update personal information;

•	Receive transaction confirmations via email; and

•	Arrange to receive CTO annual reports and other materials over the Internet.

You can access these services through the Investor Center section of Computershare’s website, www.computershare.com/investor. Participation in the Plan through the Internet is entirely voluntary.

If you are currently a CTO stockholder, you will need your account number, social security number or tax identification number and password to access your account online.

16. What is the source of our common stock purchased through the Plan?

Shares will be purchased by the Plan Administrator:

•	directly from us—either in the form of newly issued shares or treasury shares;

•	from parties other than us, through open market transactions; or

•	using a combination of direct purchases and open market transactions; in each case, at our sole discretion.

We may also, without prior notice to participants, change our determination as to whether shares of our common stock will be purchased by the Plan Administrator directly from us or in the open market or in privately negotiated transactions.

Share purchases in the open market may be made on any stock exchange where shares of our common stock are traded or in privately negotiated transactions on such terms as Computershare may reasonably determine. Neither CTO nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by Computershare and no one, other than Computershare, may select the broker or dealer through or from whom purchases are to be made.

17. When will shares be purchased under the Plan?

The “Purchase Date” is the date or dates on which the Plan Administrator purchases common stock for the Plan, as described below.

Dividend Reinvestments. If the Plan Administrator acquires shares directly from us, it will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such dividend funds on the dividend payment date (and any succeeding NYSE trading days necessary to complete the order). If the dividend payment date falls on a day that is not a NYSE trading day, then the investment will occur on the next NYSE trading day. In addition, if the dividend is payable on a day when optional cash payments are to be invested, dividend funds may be commingled with any such pending cash investments and a combined order may be executed. If the Plan Administrator acquires shares from parties other than us through open market transactions, such purchases will occur during a period beginning on the day that would be deemed the Purchase Date if the shares were acquired directly from us (the dividend payment date or, if the dividend payment date falls on a day that is not a NYSE trading day, the next NYSE trading day) and ending no later than 30 days following the date on which we paid the applicable cash dividend, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations. The record date associated with a particular dividend is referred to in this Plan as a “dividend record date.”

Initial and Optional Cash Investments up to and including $10,000. If the Plan Administrator acquires shares directly from us, then the Purchase Date for cash investments up to and including $10,000 will be on the 15th calendar day of each month, or the next NYSE trading day if the 15th day is not a NYSE trading day. If the Plan Administrator acquires shares from third parties other than us through open market transactions, it will attempt to buy our common stock in the open market through a registered broker-dealer or privately negotiated transaction. Such purchases will begin on the day that would be deemed the Purchase Date if the shares were acquired directly from us (the 15th calendar day of each month, or if the 15th day is not a NYSE trading day, the next NYSE trading day) and will be completed no later than 35 days following such date, except where completion at a later date is necessary or advisable under any applicable federal or state securities laws or regulations.

Optional cash investments made by check must be received by the Plan Administrator on or before the third business day prior to the next Purchase Date (as described in this Question 17). No interest will be paid on payments received and held pending investment by the Plan Administrator.

Initial and optional cash investments received after the applicable investment date deadline will be applied to purchase shares on the following Purchase Date. If you are investing online, please refer to your confirmation page for the estimated debit date for your one-time deduction. The Plan Administrator will commingle all funds received from participants. Once you have placed your order, you may only request a cash refund or otherwise change your order if your request is received by Computershare within two business days of any investment date. No interest will be paid on funds pending investment held by Computershare.

Initial and Optional Cash Investments in Excess of $10,000. The Purchase Dates for optional cash purchases in excess of $10,000 per month are discussed in response to Question 14.

18. At what price will shares be purchased?

The price of shares for dividend reinvestment and optional cash purchases of less than $10,000 will be determined as follows:

•

If the shares are purchased in the open market, Computershare may combine Plan participant purchase requests with other purchase requests received from other Plan participants and will generally batch purchase types (dividend and optional cash investments) for separate execution by Computershare’s broker. Computershare may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, Computershare’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of common stock purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash, shall be the weighted average price of the specific batch for such shares purchased by the Computershare’s broker on that Purchase Date.

•

If the shares are purchased from us, the purchase price will be the volume weighted average price, rounded to four decimal places, of our common stock as reported by the NYSE, obtained from Bloomberg, LP, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NYSE closing print), for that Purchase Date, or, if no trading occurs in common stock on the applicable Purchase Date, the first NYSE trading day immediately preceding the Purchase Date for which trades are reported.

The purchase price for optional cash investments in excess of $10,000 per month is discussed in response to Question 14.

19. Will fractional shares be purchased?

If any dividend or optional cash investment is not sufficient to purchase a whole share, a fractional share equivalent will be credited to your account. Dividends will be paid on the fraction and will be reinvested or paid in cash in accordance with your standing instructions.

20. How are payments with “insufficient funds” handled?

In the event that any check or other deposit is returned unpaid for any reason or your pre-designated bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void. Computershare will immediately remove from your account any shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $35.00 charge for any check, electronic funds transfer or other deposit that is returned unpaid by your bank. This fee will be collected by Computershare through the sale of the number of shares from your Plan account necessary to satisfy the fee.

21. Will interest be paid on Plan accounts?

No. Interest will not be paid on Plan accounts or on any amounts held pending investment.

22. Who will hold the additional shares purchased through the Plan?

Shares purchased through the Plan are held in safekeeping in book-entry form on Computershare’s records.

The number of shares (including fractional interests) held for each participant will be shown on each account statement. Keeping shares in book-entry form protects against certificate loss, theft and destruction.

23. How may I receive a stock certificate?

You may obtain a physical stock certificate for some or all of your whole shares at any time by requesting Computershare to withdraw shares from your Plan account. There is a fee of $25.00 for certificate issuance. You may make such a request by going to www.computershare.com/ investor, calling Computershare directly at 1-800-368-5948 or by using the tear-off form attached to the account statement. Certificates are normally issued to participants within five business days after receipt of the request. Issuing a certificate for shares held in your Plan account does not affect the automatic reinvestment of your dividends unless you withdraw all of the shares held in your Plan account. No certificates will be issued for fractional shares. Any remaining whole or fractional shares will continue to be credited to your account. If you request a certificate for all shares credited to your account, a certificate will be issued for the whole shares, and a cash payment will be made for any remaining fractional share. That cash payment will be based upon the then current market price of our common stock, less any processing fee, sales fee and any other costs of sale. Please refer to Question 29 for instructions on closing your Plan account.

24. How do I replace a lost, stolen or destroyed stock certificate?

If your stock certificate is lost, stolen or destroyed, you should notify Computershare immediately so that a stop transfer order can be placed on the certificate. You should provide as much specific information about the certificate in question as possible in order to assist Computershare in identifying which certificate to place a stop transfer order against (certificate number, number of shares, date issued, etc.). Computershare will send you the forms necessary for issuing a replacement certificate. Please note that there is a fee of approximately 3% of the market value of the shares (minimum of $50.00) charged to purchase the replacement indemnity bond.

25. May I add my physical CTO common stock to my Plan account for safekeeping?

At the time of enrollment in the Plan or at any later time, you may use the Plan’s stock certificate safekeeping service to deposit with Computershare any common stock in certificate form in your possession and registered in your name. To combine shares held in certificate form with shares held through your Plan account, you must complete the tear-off section of the account statement and submit it, or a letter of instruction, with your certificates to Computershare at the address provided in Question 31. You should not sign the certificate(s) or complete the assignment section. Since you bear the risk of loss in transit, you should send your stock certificates by registered mail, return receipt requested and properly insured. Shares held through your Plan account will be protected against certificate loss, theft and damage.

26. How may I sell shares I hold through the Plan?

You can sell some or all of the shares held in your Plan account by contacting Computershare. You have four choices when making a sale, depending on how you submit your sale request, as follows:

•

Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Center or by calling Computershare directly at 1-800-368-5948. Market order sale requests received at www.computershare.com/investor through Investor Center or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by Computershare’s broker, less applicable fees. Computershare will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call Computershare directly at 1-800-368-5948. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. See the response to Question 9.

•

Batch Order: A batch order is an accumulation of all sales request for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the NYSE is open for trading and sufficient market liquidity exists. Batch order sales may only be submitted in writing. All sales requests received in writing will be submitted as batch order sales. Computershare will cause your shares to be sold on the open market within five business days of receipt of your request. Computershare may combine each selling Plan participant’s shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan, participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less applicable fees. See response to Question 9.

•

Day Limit Order: A day limit order is an order to sell shares of our common stock when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). Depending on the number of shares of our common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the NYSE, by Computershare at its sole discretion or if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 1-800-368-5948.

•

Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares are traded on more than one day, a separate fee will be charged for each such day. See response to Question 9. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the NYSE, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 1-800-368-5948.

•

General: All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share fees include any brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. Computershare may, under certain circumstances, require a transaction request to be submitted in writing. Please contact Computershare to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours of after your sale transaction has settled.

Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.

You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions sent to Computershare to sell shares are binding and may not be rescinded, except as otherwise set forth above. If you prefer to have complete control as to the exact timing and sales prices, you can transfer the shares to a broker of your own choosing and sell them through that broker.

27. Can I transfer shares that I hold in the Plan to someone else?

Yes. You may transfer ownership of some or all of your shares held through the Plan (subject to the restrictions set forth in our charter, as amended from time to time, and restrictions imposed by U.S. federal and state securities laws). Please visit the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide. You may also call Computershare at 1-800-368-5948 for complete transfer instructions or go to www.computershare.com/investor to download the appropriate materials. You will be asked to send Computershare written transfer instructions and your signature must be “Medallion Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Guarantee Program. The Medallion Guarantee Program ensures that the individual signing is in fact the owner of the shares to be transferred. A notary is not sufficient.

You may transfer shares to new or existing CTO stockholders. You may not transfer fractional shares unless you are transferring all of your shares.

28. I have just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at 1-800-368-5948 or write to them at the address provided in Question 31. You can also update your personal data through Computershare’s online services at www.computershare.com/investor.

29. How may I modify or close my Plan account?

•

Changing Dividend Options. You may change dividend options through the Internet at www.computershare.com/investor, by telephone, or by submitting a new election to the Plan Administrator. To be effective for a specific dividend, Computershare must receive any change before the record date for such dividend. Record dates are usually 14 days prior to dividend payment dates.

•

Stopping Dividend Reinvestment. You may stop reinvestment of cash dividends at any time through the Internet at www.computershare.com/investor, by telephone or by sending instructions to Computershare. If Computershare receives your request to stop dividend reinvestment near a record date for an account whose dividends are to be reinvested, Computershare, in its sole discretion, may pay such dividends in cash or reinvest them in common stock on your behalf. In the event reinvestment is made, Computershare will process your request to stop dividend reinvestment as soon as possible, but in no event later than five business days after the investment is made. After processing your request to stop dividend reinvestment, any shares credited to your account under the Plan will continue to be held in book-entry form. Dividends on any shares held in book-entry form, and on any shares you hold in stock certificate form, will be paid in cash by check or by direct deposit, as you may elect.

•	Closing your Plan account. You may close your Plan account by:

(a)

Requesting that Computershare move your whole shares to a book-entry account or issue a share certificate for all of your whole shares and a check for the value of any fractional share. See Question 23 for additional information on requesting a stock certificate; or

(b)

Requesting that Computershare sell the shares held in your Plan account on the open market and remit to you a check for the proceeds for all full and fractional shares, less a service fee and applicable processing fees. See Question 26 for additional information on sales.

If you have been reinvesting your dividends and Computershare receives your notice of termination near a dividend payment record date, Computershare, in its sole discretion, may either pay your dividend in cash or reinvest your dividend on your behalf. If Computershare reinvests your dividend, Computershare will process your termination as soon as practicable after the reinvestment transaction is completed.

30. Are there any other limits on the purchase of shares of our common stock under the Plan?

In order for us to continue to qualify as a REIT under the Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of certain constructive ownership provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock (which we refer to as the “ownership limit”). Our board of directors may, in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit for one or more classes and/or series of our capital stock. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our failing to continue to qualify as a REIT.

Our charter provisions further prohibit any person from:

•

beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•

transferring shares of our capital stock to the extent that such transfer would result in shares of our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

•

beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary (as defined in Section 856(l) of the Code)) of our real property within the meaning of Section 856(d)(2)(B) of the Code; and

•	beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations (except for a transfer which results in shares being owned by fewer than 100 persons, in which case such transfer will be null and void and the intended transferee will acquire no rights in such shares) will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the intended transferee will not acquire any rights in the shares.

See “Restrictions on Ownership and Transfer” and “Material U.S. Federal Income Tax Considerations” in this prospectus for additional information.

31. Who administers and interprets the Plan? How do I contact them?

Administration of the Plan is conducted by the individual (who may be an employee of our Company), bank, trust company or other entity (including our Company) appointed from time to time by us to act as administrator of the Plan. Computershare is the current Plan Administrator. The Plan Administrator is responsible for administering the Plan, receiving all your cash investments, maintaining records of account activities, issuing statements of account and performing other duties required by the Plan. The number of shares credited to your account under the Plan will be shown on your statement of account.

You may contact Computershare by:

Internet. You can obtain information and perform certain transactions on your Plan account on the Computershare website at www.computershare.com/investor.

Telephone. You can telephone Computershare toll-free within the United States and Canada by calling 1-800-368-5948 or (781) 575-4223 outside the United States or Canada. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available Monday through Friday, between the hours of 9:00 A.M. and 6:00 P.M. Eastern time, (except holidays).

Mail. You may write to the Plan Administrator at the following address:

CTO c/o Computershare Trust Company, N.A.

P.O. Box 505000

Louisville, Kentucky 40233-5000

You should be sure to include your name, address, daytime phone number, account number and a reference to CTO on all correspondence.

32. What reports will I receive?

Easy to read statements of your calendar year-to-date account activity will be sent to you promptly after the settlement of dividend reinvestment, which will simplify your record keeping. Each statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and the applicable service fees, as well as any activity associated with share deposits, transfers or withdrawals. These statements are a record of your Plan account activity and identify your cumulative share position. Please notify Computershare promptly if your address changes. In addition, you will receive copies of the same communications sent to all other holders of our common stock, such as our annual reports and proxy statements. You will also receive any IRS information returns, if required. If you prefer, and if such materials are available online, you may consent to receive communications from us electronically over the Internet. Instead of receiving materials by mail, you will receive an electronic notice to the e-mail address of record, notifying you of the availability of our materials and instructing you on how to view and act on them. In addition, you can review your current account status, Plan options and transaction history online at any time at www.computershare.com/investor.

Please retain all transaction statements for tax purposes as there may be a fee for reconstructing past history.

33. What if CTO issues a stock dividend or declares a stock split or rights offering?

Any stock dividends or split shares distributed by us to you will be based on both the common stock registered in your name in certificate form and the shares (whole and fractional) credited to your Plan account. Such stock dividend or stock split shares will be added to your Plan account in book-entry form. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction. In the event of a rights offering, you will receive rights based upon the total number of whole shares you own, whether the shares are held in the form of a physical certificate or held in a Plan account. Any transactions under the Plan may be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

34. How do I vote my Plan shares at stockholders’ meetings?

In connection with any meeting of our stockholders, you will receive proxy materials either online or by mail based on your preference. Such material will include a proxy card representing both the shares for which you hold physical certificates and the shares held in your Plan account. Those shares will only be voted as you indicate on your executed proxy whether submitted by telephone, online or through the mail. If you sign and return the proxy card and no voting instructions are given with respect to any item on the proxy card, all of your shares will be voted in accordance with our recommendations. This is the same procedure that is followed for all other stockholders who return signed proxy cards and do not provide instructions. If you do not return the proxy card, or if you do not sign it, none of your shares will be voted. As an alternative to returning your proxy card, you may also vote all of your shares in person at the stockholders’ meeting.

35. Can the Plan be changed?

We may suspend, modify or terminate the Plan at any time in our sole discretion. All participants will receive notice following any such suspension, modification or termination. Amendments may include our appointment of a successor Plan Administrator, who will have full power and authority to deliver services pursuant to the Plan or any separate replacement service program. If the Plan is terminated, whole shares will continue to be held in book-entry form in your Plan account or distributed in certificate form at our sole discretion. A cash payment will be made for any fractional share.

Computershare also may terminate your Plan account if you do not own at least one whole share. In the event your Plan account is terminated for this reason, a check for the cash value of the fractional share will be sent to you, less any service and processing fees, and your account will be closed.

36. What are the responsibilities of CTO and Computershare under the Plan?

Neither we, our subsidiaries, our affiliates, nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability (1) arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment participation from a qualified representative of the deceased, and (2) with respect to the prices or times at which shares are purchased or sold for you.

Computershare will have no liability for failed executions due to reasons beyond Computershare’s control. In no event shall CTO, Computershare or their agents have any liability as to any inability to purchase shares or as to the timing of any purchase.

You should recognize that neither CTO nor Computershare can assure you of a profit or protect you against a loss on shares purchased through the Plan. You must make independent investment and participation decisions based on your own judgment and research as you alone bear the risk of fluctuations in the market value of our common stock. You bear the risk of loss in value and you enjoy the benefits of gains from market price changes with respect to all of your shares.

37. Will dividends continue to be paid while the Plan is in effect?

CTO has paid dividends on a continuous basis since 1976, the year in which its initial dividends were paid. The level of future dividends will be subject to an ongoing review of our operating results and financial position, maintenance of our qualification as a REIT, and, among other factors, the overall economy, with an emphasis on the real estate market and our capital needs. In order to continue to qualify as a REIT, we must distribute to our stockholders at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gain) each year. This distribution requirement may limit our ability to maintain a constant level of dividend payments in the future if earnings decline, and limits the capital available to us to internally fund growth. The requirements to qualify for REIT status are complex and technical, and we may not be able to qualify for reasons beyond our control. Failing to qualify as a REIT would adversely affect our tax status and could reduce the amount of money available for distributions to our stockholders. Our board of directors has the ultimate discretion over our investment, financing and dividend policies, subject to statutory and regulatory requirements and other factors, such as maintaining our status as a REIT. While we expect to continue paying distributions to our stockholders sufficient to comply with the REIT distribution requirement, the amount and timing of these distributions may be changed, or the payment of dividends terminated, at any time without notice.

38. What are the U.S. federal income tax consequences of participating in the Plan?

The following summary describes certain U.S. federal income tax consequences of participation in the Plan as of the date hereof. However, this summary does not reflect every situation that could result from participation in the Plan, nor does it address the tax implications of your ownership of shares of our common stock, including the effect of distributions made in respect of such shares of our common stock. In addition, except where otherwise stated, this summary applies only to U.S. taxpayers and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are a dealer in securities or currencies, a financial institution, a regulated investment company, a tax-exempt entity, an insurance company, a person holding shares of our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a person liable for alternative minimum tax, a person required to accelerate the recognition of any item of gross income with respect to shares of our common stock as a result of such income being recognized on an applicable financial statement, a person who is a “foreign government” within the meaning of Section 892 of the Code, an investor in a pass-through entity or a person whose “functional currency” is not the U.S. dollar. The summary below also does not address the effects of the 3.8% tax on net investment income, alternative minimum tax, gift tax or state, local, or non-U.S. tax laws. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of participating in the Plan that are different from those discussed below. The summary below is not intended to be, and should not be construed to be, legal or tax advice to any particular participant in the Plan. You should consult your tax advisor concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Dividend Income

Under IRS rulings in connection with similar plans, dividends reinvested will be treated as taxable to you notwithstanding that the dividends are reinvested in our common stock. If you participate in the Plan and your reinvested distributions are used to purchase newly issued shares of our common stock, you will be treated for U.S. federal income tax purposes as having received, on the investment date, a distribution in an amount equal to the sum of (a) the fair market value of the shares of our common stock that you receive pursuant to such reinvestment under the terms of the Plan, (b) your pro rata share of any brokerage commissions paid by us in connection with the purchase of our common stock by our Plan Administrator, and (c) any cash distributions actually received by you with respect to your shares of our common stock not included in the Plan, if any.

Optional Cash Investments and Waiver Discounts

Although the U.S. federal income tax consequences of direct stock purchase programs are not entirely clear, if you participate in the Plan’s automatic dividend reinvestment feature and you make optional cash investments in shares of our common stock under the Plan, it is expected that you will be treated for U.S. federal income tax purposes as having received, on the investment date, a distribution in an amount equal to the excess, if any, of the fair market value of the shares of our common stock purchased over the amount of your optional cash investment, taking into account any Waiver Discount. If you make optional cash investments but do not participate in the Plan’s automatic dividend reinvestment feature, we intend to treat an amount equal to the excess, if any, of the fair market value of the shares of our common stock purchased over the amount of any optional cash investment, taking into account any Waiver Discount, as a distribution from us. In addition, when you purchase shares of our common stock pursuant to a Waiver Discount at a price that reflects a discount, you may be treated as having received a dividend distribution equal to the excess of the fair market value of the shares acquired over the purchase price. Because the U.S. federal income tax consequences of direct stock purchase programs are unclear, no assurance can be given of the position that the IRS would take in this regard and investors in this situation should consult their tax advisors to determine how to treat the Waiver Discount for U.S. federal income tax purposes.

Tax Basis of Shares

For U.S. federal income tax purposes, the tax basis of shares of our common stock purchased is generally the purchase price of the shares plus any brokerage commissions paid in connection with the purchase. The tax basis of shares purchased with reinvested dividends generally will be equal to the sum of (a) the fair market value of the shares of our common stock on the date the shares were acquired and (b) your pro rata share of any brokerage fees paid by us. The tax basis of shares of our common stock acquired with optional cash investments generally will equal the total amount of distributions you are treated as having received, as described above, plus the amount of the cash payment for such shares.

The Plan assumes that each participant will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares sold. Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Plan Administrator. In general, participants may designate their preference for “specific identification” cost basis at any time or may designate their preference for the “average basis method.”

Holding Period of Shares

The holding period of any shares of our common stock purchased with reinvested dividends or optional cash investments, for purposes of determining whether any gain or loss on sale will be a long-term capital gain or loss, begins on the day after the applicable investment or purchase date.

Gains and Losses from the Sale of Shares

You may realize a gain or loss at the time your shares are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of such gain or loss will be based on the difference between the amount you receive for the shares, reduced by the expenses of sale, including brokerage commissions and service fees charged for the sale of shares, and your tax basis in the shares. You also will recognize a gain or loss when you receive cash payments for fractional shares credited to your account upon your withdrawal from the Plan or the Plan’s termination. The amount of such a gain or loss will be the difference between the amount which you receive for your fractional shares and your tax basis in such shares. You should consult your tax advisor as to the consequences of a sale of shares in view of your particular circumstances.

IRS Reports

The Plan Administrator reports dividend income to participants and the IRS on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B. For non-resident aliens or foreign corporations, partnerships or other entities, the Plan Administrator will report dividend income to the selling participants and the IRS on Form 1042-S.

Dividends Subject to Withholding

Reinvested dividends may be subject to U.S. federal backup withholding tax. In addition, if you are a non-resident alien or a foreign corporation, partnership or other entity, your dividends may be subject to U.S. federal withholding tax. In any case in which U.S. federal taxes are required to be withheld, the amount reinvested on your behalf by the Plan Administrator will be reduced by the amount of such tax withheld. For IRS reporting purposes, the amount of the tax withheld is included in the holder’s dividend income.

Administration

Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that the costs of the administering the Plan that are paid by us do not constitute a distribution which is either taxable to you or which would reduce your tax basis in your shares of our common stock. However, since this private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of such costs as constituting a taxable dividend to you and/or a distribution which reduces the tax basis in your shares of our common stock or is treated as gain from the sale of your shares of our common stock. For this and other reasons, we may in the future take a different position with respect to the costs of administering the Plan.

The foregoing is only a summary of the U.S. federal income tax consequences of participation in the Plan and does not constitute tax advice. This summary does not reflect every possible outcome that could result from participation in the Plan and, therefore, Participants are advised to consult their tax advisors concerning the tax consequences applicable to their particular situation.

39. Can I pledge my Plan shares?

You may not pledge or assign book-entry shares held in your Plan account. Unless you first remove your shares from the Plan and request share certificates for the shares, please note that you will not be able to pledge or hypothecate any shares held in your Plan account.

40. Am I protected against losses?

Your investment in the Plan is no different from any investment in shares held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

In addition, the Purchase Price for shares acquired through the Plan will vary and cannot be predicted. The Purchase Price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell—both as to timing and pricing terms and related expenses—or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment.

Other important factors and risks are identified in the response to Question 40 below and in the section of this prospectus titled “Risk Factors.” You are encouraged to review these risk factors carefully.

41. What other risks will I face through my participation in the Plan?

The following summary identifies several of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

•

There is no price protection for your shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

•

The Purchase Price for shares purchased or sold under the Plan will vary. The Purchase Price for any shares that you purchase or sell under the Plan will vary and cannot be predicted. You may purchase or sell shares at a Purchase Price that is different from (more or less than) the price that you would face if you acquired or sold shares on the open market on the related dividend payment date or Purchase Date, or sale date, as appropriate.

•

We may not be able to pay dividends. The level of future dividends will be subject to an ongoing review of our operating results and financial position and, among other factors, the overall economy, with an emphasis on the real estate market and our capital needs. Our board of directors has the ultimate discretion over our investment, financing and dividend policies, subject to statutory and regulatory requirements and other factors. The amount and timing of these distributions may be changed, or the payment of dividends terminated, at any time without notice.

•

You will not earn any interest on your dividends or cash pending investment. No interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment or disbursement.

•

The market price for our common stock varies, and you should purchase shares for long-term investment only. Although our common stock is currently traded on the NYSE, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common stock.

Other important factors and risks are identified in section of this prospectus titled “Risk Factors.” You are encouraged to review these risk factors carefully.

USE OF PROCEEDS

Unless otherwise indicated by us from time to time, we intend to use the net proceeds from any sale of common stock for general business purposes, which may include funding the acquisition, development or financing of properties and repayment of debt. We have no basis for estimating either the number of shares of common stock that ultimately will be purchased directly from us, if any, under the Plan or the prices at which such shares of common stock will be sold. If the Plan Administrator purchases common stock in the open market under the Plan, we will not receive any proceeds.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock and provisions of our charter and bylaws. The summary is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which we have previously filed with the SEC. Because the following is a summary, it does not contain all of the information that may be important to you. You are strongly encouraged to read our charter and bylaws. See “Where You Can Find More Information” for information about how to obtain copies of the charter and bylaws. The following also summarizes certain provisions of the Maryland General Corporation Law (the “MGCL”) and is subject to and qualified in its entirety by reference to the MGCL.

General

Pursuant to our charter, we are currently authorized to designate and issue up to 500,000,000 shares of our common stock, and 100,000,000 shares of preferred stock, $0.01 par value per share (our “preferred stock”). A majority of our entire board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue.

Description of Common Stock

General

Our charter provides that we have authority to issue up to 500,000,000 shares of common stock. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations solely as a result of their status as stockholders.

As of January 29, 2021, we had 5,899,788 shares of our common stock outstanding.

Distribution, Liquidation and Other Rights

Stockholders are entitled to receive distributions when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including any shares of preferred stock we may issue, and to the provisions of our charter regarding restrictions on ownership and transfer of our stock. See “Restrictions on Ownership and Transfer.”

Our common stockholders have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our capital stock. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines that appraisal rights will apply to one or more transactions in which our common stockholders would otherwise be entitled to exercise such rights. Subject to our charter restrictions on ownership and transfer of our stock, holders of shares of our common stock have equal dividend, liquidation and other rights.

Voting Rights

Subject to our charter restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting in the election of directors is not permitted. Directors will be elected by a majority of the votes cast at the meeting in which directors are being elected and at which a quorum is present; provided, however, that directors will be elected by a plurality of the votes cast if the number of nominees is greater than the number of directors to be elected.

Power to Classify and Reclassify Unissued Stock

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, including classes or series of preferred stock, and to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.

Listing

Our common stock is listed on the NYSE under the trading symbol “CTO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our Board of Directors

Under our charter and bylaws, the number of directors of our Company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL (which is one) nor, unless our bylaws are amended, more than 15.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person will be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of the MGCL will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to exercise or direct the exercise of the voting power in the election of directors generally but excluding: (1) the person who has made or proposes to make the control share acquisition; (2) any officer of the corporation; or (3) any employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors of the company to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of such shares are considered and not approved is held, as of the date of such meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all control share acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•

a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, effective at such time as we are able to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors (whether or not they constitute a quorum) and that a director elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the directorship. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors, (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders and (3) provide that a director may be removed only for cause and by the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors.

Amendments to Our Charter and Bylaws

Except as described herein and as provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors is expressly authorized to amend and repeal any provision of our bylaws. In addition, our bylaws may be amended or repealed by our stockholders, without the approval of our board of directors, by the affirmative vote of 85% of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Meetings of Stockholders

Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Charter Amendments and Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, convert into another form of entity, engage in a statutory share exchange or engage in similar transactions unless such transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matter, except that the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on such matter is required to amend the provisions of our charter relating to the removal of directors or the vote required to amend the removal provisions. Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by the corporation.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•

with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

by a stockholder who was a stockholder of record at the record date set by the board of directors for the meeting, at the time of giving of the notice of the meeting and at the time of the annual meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws; and

•

with respect to special meetings of stockholders, only the business specified in our Company’s notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors; or

•

provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record at the record date set by the board of directors for the special meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed below, the supermajority vote required to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our Company. Likewise, if our board of directors were to elect to be subject to the business combination provisions of the MGCL or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Further, a majority of our entire board of directors has the power to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock and to authorize us to issue the newly classified shares, as discussed under the captions “Description of Common Stock—General” and “Description of Common Stock—Power to Classify and Reclassify Unissued Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Meetings of Stockholders” and “—Advance Notice of Director Nominations and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf other than actions arising under the federal securities laws, (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

We maintain directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our election to be taxed as a REIT for U.S. federal income tax purposes, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Restrictions on Ownership and Transfer

For us to maintain our qualification as a REIT for each taxable year commencing with our taxable year ending December 31, 2021, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year commencing with our taxable year ending December 31, 2021.

Because our board of directors believes it is at present essential for us to qualify as a REIT, our charter, subject to certain exceptions, restricts the amount of our shares of stock that a person may beneficially or constructively own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or any other class or series of our capital stock.

Our charter also prohibits any person from (i) beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) transferring shares of our capital stock to the extent that such transfer would result in shares of our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code), (iii) beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary (as defined in Section 856(l) of the Code)) of our real property within the meaning of Section 856(d)(2)(B) of the Code or (iv) beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would otherwise cause us to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares of our capital stock to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from the limits described above and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to fail to qualify as a REIT. Our board of directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and/or series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a holder of our common stock, may consider relevant in connection with the purchase, ownership and disposition of our common stock. Vinson & Elkins L.L.P. has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “Tax Considerations for Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “Tax Considerations for Holders of Our Common Stock—Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold our common stock as a capital asset for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, final, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2020 upon the filing of our U.S. federal income tax return for such taxable year. We believe that commencing with such taxable year, we have been organized and have operated in a manner that has enabled us to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this Post-Effective Amendment No. 1 to the Registration Statement, Vinson & Elkins L.L.P. will render an opinion that, commencing with our taxable year ended December 31, 2020, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our current and proposed method of operations will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2021 and thereafter. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon various customary assumptions relating to our organization and operation and is conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our assets and income and the conduct of our business operations. Vinson & Elkins L.L.P.’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.

Moreover, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our stock and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will qualify and remain qualified as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally applies to distributions by a corporation to its stockholders. However, even if we qualify as a REIT, we will be subject to U.S. federal tax in the following circumstances:

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We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay income tax at the highest U.S. federal corporate income tax rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

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If, during a calendar year, we fail to distribute at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries (“TRSs”) that are not conducted on an arm’s-length basis.

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If we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote or the 10% value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a schedule with the IRS describing each asset that caused such failure and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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We will pay tax at the highest applicable regular corporate income tax rate (currently 21%) if we recognize gain on the sale or disposition of any asset we held on January 1, 2020 (the first day of our first REIT taxable year) during the five-year period after such date. In addition, if we acquire any asset from an entity treated as a C corporation (i.e., a corporation that generally is subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to such entity’s basis in the asset or to another asset, we will pay tax at the highest applicable regular U.S. federal corporate income tax rate if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are treated as C corporations, including our TRSs, we may form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, our TRSs will be subject to U.S. federal, state and local corporate income tax on its taxable income.

Requirements for Qualification

A REIT is a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.

Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.

It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

10.	It has not been a party to a spin-off transaction that is tax-deferred under section 355 of the Code during the applicable period.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 apply to us beginning with our 2021 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our Charter includes restrictions regarding the transfer and ownership of shares of our outstanding common stock (see “Description of Common Stock—Restrictions on Ownership and Transfer”). We believe that we have sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 above. The restrictions in our Charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, we may fail to remain qualified as a REIT.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner for U.S. federal income tax purposes, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We intend to control any subsidiary partnerships and limited liability companies in which we invest, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provisions, which could require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS.

We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income to the extent of the TRS’s earnings and profits. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and gross income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake activities, such as earning fee income, that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% (adjusted, in the absence of an election otherwise, to 50% for the 2020 taxable year under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”)) of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses (“NOLs”) or the pass-through income deduction (and for taxable years before 2022, excludes depreciation and amortization). Such limitations may also impact the amount of U.S. federal income tax paid by our TRSs. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT, such as intercompany loans, or the REIT’s tenants that are not conducted on an arm’s length basis. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however, we cannot assure you that we will be successful in avoiding this excise tax.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “—Gross Income Tests—Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets, other than

•	property held primarily for sale to customers in the ordinary course of business, and

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debt instruments issued by “publicly offered REITs” (i.e., REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act), unless the debt instrument is secured by real property or an interest in real property;

•	income derived from the operation, and gain from the sale, of foreclosure property;

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business are excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests (see “—Hedging Transactions”). In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests (see “—Foreign Currency Gain”). The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. “Rents from real property” is qualifying income for both the 75% and 95% gross income tests. Rents will qualify as “rents from real property” only if each of the following conditions is met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for TRSs or (3) we furnish non-customary services to tenants of the property in excess of the 1% threshold, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

We do not lease or intend to lease significant amounts of personal property pursuant to our leases. Moreover, we do not perform or intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or a TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

In addition, as described above, we may own up to 100% of the stock of one or more TRSs. Under an exception to the related-party tenant rule described above, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space at the property is leased to persons other than TRSs and related-party tenants and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We have invested in, and expect to continue to invest in, mortgage debt and mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if there has been a “significant modification” to the loan since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining the interest on such loan is qualifying income for purposes of the 75% gross income test.

Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that mezzanine loans may not meet all of the requirements for reliance on this safe harbor. We intend to invest in mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the gross income tests.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We intend to structure dispositions of our properties (other than properties held by a TRS) such that we will not be considered to have held such properties primarily for sale to customers in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. A safe harbor to the characterization of the sale of property that is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the net selling price of the property;

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either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%;

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in the case of property consisting of land or improvements (except for property acquired through foreclosure or lease termination), the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS, although such income will be taxed to the TRS at regular U.S. federal corporate income tax rates.

Fee Income. Fee income generally will not be qualifying income for purposes of the 75% and 95% gross income tests. Any fees earned by a TRS will not be included for purposes of the gross income tests, but will be subject to U.S. federal corporate income tax, as described above. In addition, we will be subject to a 100% excise tax on any fees earned by a TRS for services provided to us if such fees were pursuant to an agreement determined by the IRS to be not on an arm’s-length basis.

Foreclosure Property. We will be subject to tax at the maximum U.S. federal corporate income tax rate (currently 21%) on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made, or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) and (3) any transaction entered into to “offset” transactions described in (1) or (2) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

•	government securities;

•

interests in real property, including leaseholds, options to acquire real property and leaseholds and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	interests in mortgage loans secured by real property;

•	shares in other REITs and debt instruments issued by “publicly offered REITs”; and

•

investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test and the 10% value test, respectively.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries, and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.

For purposes of the 5% asset test, the 10% vote and the 10% value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs”, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, we have invested in, and expect to continue to invest in, mortgage debt and mezzanine loans. We expect that investments in mortgage loans will generally be treated as real estate assets. Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, our mezzanine loans may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the asset income test requirements.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of each taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Currently, we believe that our assets satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Further, to the extent we are not a “publicly offered REIT,” in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. However, the preferential dividend rule does not apply to “publicly offered REITs.” Currently, we are a “publicly offered REIT.”

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income (ordinary and capital gain) from all prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Additionally, we generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements.

In addition, a taxpayer’s net interest expense deduction may be limited to 30% (adjusted, in the absence of an election otherwise, to 50% for non-partnership entities for their 2019 and 2020 taxable years and for partnerships for the 2020 taxable year under the CARES Act) of the sum of adjusted taxable income, business interest and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, NOLs, and for years prior to 2022, deductions for depreciation, amortization or depletion. Under the CARES Act, a taxpayer may elect to use its adjusted taxable income from its 2019 taxable year for purposes of calculating its limitation for its 2020 taxable year. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitation at the partnership level. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships, including, under the CARES Act, the ability for a partner allocated disallowed interest with respect to the partnership’s 2019 taxable year to deduct 50% of such amount in its 2020 taxable year).

A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing or brokerage trade or business. We believe this definition encompasses our business and thus will allow us the option of electing out of the limits on interest deductibility should we determine it is prudent to do so. Any of our TRSs which have borrowed either from us or third parties, however, may be negatively impacted.

In addition, the NOL deduction is generally limited to 80% of taxable income (before the deduction), but this limitation has been lifted for taxable years beginning before January 1, 2021 by the CARES Act. REITs may indefinitely carryforward (but not carryback) NOLs.

As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid U.S. federal corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45 the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. On May 4, 2020, the IRS issued Revenue Procedure 2020-19, which temporarily reduced (through the end of 2020) the minimum amount of the distribution that must be available in cash to 10%. Because we believe we are a “publicly offered REIT,” we may pay dividends in a combination of our stock and cash. On December 21, 2012, we made a one-time special earnings and profits distribution (the “Special Distribution”) to our stockholders in the aggregate amount of $55.8 million, in a combination of 90% common stock and 10% cash. We do not currently intend to pay any additional elective cash/stock dividends. In connection with such a dividend, our stockholders may be required to pay tax in excess of the cash that they receive.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Earnings and Profits Distribution Requirement

In addition to the annual distribution requirement described above, a REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first REIT taxable year (or the following January, if the distribution is declared and has a record date in October, November, or December of the first REIT year) in which it has non-REIT earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a “deficiency dividend” to our stockholders and interest to the IRS to distribute any remaining earnings and profits. If we failed to make a deficiency dividend in those circumstances, we would fail to qualify as a REIT.

In order to comply with the requirement that we distribute our accumulated earnings and profits attributable to non-REIT years as well as the REIT distribution requirement described in the immediately prior section, we made the Special Distribution to our stockholders, which represented the balance of our previously undistributed non-REIT earnings and profits accumulated prior to January 1, 2020 and our REIT taxable income for the 2020 taxable year. Shareholders had an opportunity to elect to receive the Special Distribution in the form of cash or additional shares of our common stock, subject to a limit of $5.58 million of cash. We completed the payment of the Special Distribution on December 21, 2020 through an aggregate of $5.58 million in cash and the issuance of 1,198,963 shares of our common stock.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular U.S. federal corporate income tax rates, plus potential penalties and/or interest. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and non-corporate U.S. stockholders may be eligible for the reduced U.S. federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of U.S. stockholders and is for general information only. We urge you to consult your tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our common stock.

As used herein, the term “U.S. stockholder” means a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

Distributions

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, if any, and then to our common stock dividends. Individuals, trusts and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as “qualified dividend income,” which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a maximum 29.6% U.S. federal income tax rate on ordinary REIT dividends, not including the 3.8% Medicare tax, discussed below. Without further legislation, this deduction will sunset after 2025.

A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. Additionally, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% U.S. federal income tax rate on “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates). As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income, reduced by the 20% deduction described above. The maximum income tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%, plus the 3.8% Medicare tax on net investment income, if applicable. By contrast, the maximum U.S. federal income tax rates on ordinary income and ordinary REIT dividend income are currently 37% and 29.6%, respectively, plus the 3.8% Medicare tax on net investment income, if applicable.

However, the 20% U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our common stock.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to how long the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 20% or 25% U.S. federal income tax rate distributions (see “—Capital Gains and Losses”).

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such stock. If a U.S. stockholder receives a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock, the U.S. stockholder will recognize the distribution as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year to the extent of our earnings and profits, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our NOLs or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary dividend income, qualified REIT dividends, capital gain distributions and return of capital.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of any net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases substantially identical stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal U.S. federal individual income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to U.S. taxpayers taxed at individual rates is 20%. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on gain from the sale of our common stock. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable at a 20% or 25% rate to our U.S. stockholders taxed at individual rates. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

FATCA Withholding

Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain U.S. stockholders who own our common stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of Tax-Exempt Stockholders

This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our common stock, including any reporting requirements.

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our stock; or

•	a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. As used herein, the term “non-U.S. stockholder” means a beneficial owner of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex, and this summary is for general information only. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on the purchase, ownership and disposition of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States Real Property Interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.

However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

•	the distribution is treated as attributable to a sale of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, subject to the exceptions discussed below for (1) distributions on a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such stock and (2) distributions to “qualified shareholders” and a “qualified foreign pension funds,” a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal U.S. federal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period preceding the distribution or the non-U.S. stockholder was treated as a “qualified shareholder” and “qualified foreign pension fund.” In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common stock is regularly traded on an established securities market in the United States. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of our common stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Qualified Shareholder. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax as income effectively connected with a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on our distributions, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our common stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified shareholder” is a foreign person that either (1) is eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that represents more than 50% of the value of all of the partnership’s units and is regularly traded on the NYSE or NASDAQ markets, (2) is a “qualified collective investment vehicle” (as defined below) and (3) maintains records of the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more the class of interests or units (as applicable) described in (1), above.

A “qualified collective investment vehicle” is a foreign person that (1) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity owns more than 10% of the stock of the REIT, (2) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership and would be treated as a “United States Real Property Holding Corporation” (a “USRPHC”), under FIRPTA if it were a domestic corporation or (3) is designated as such by the Secretary of the Treasury and is either (a) “fiscally transparent” within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” or an entity all of the interests of which are held by one or more “qualified foreign pension funds” who holds our common stock directly or indirectly (through one or more partnerships) generally will not be subject to U.S. federal income tax as income effectively connected with the conduct of a U.S. trade or business and thus will not be subject to FIRPTA withholding as described above. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. federal withholding tax.

A “qualified foreign pension fund” is any trust, corporation or other organization or arrangement (1) which is created or organized under the laws of a country other than the United States or a political subdivision thereof, (2) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (3) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, taking in account certain attribution rules, (4) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax or other governmental authorities in the country in which it is established or operates and (5) with respect to which, under the laws of the country in which it is established or operates, and subject to a de minimis exception, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed a reduced rate.

FATCA. Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Subject to the discussion below regarding dispositions by “qualified shareholder” and “qualified foreign pension funds,” non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a USRPHC during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We believe that we are a USRPHC. However, even if we are a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test has been or will be met.

If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. stockholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells such stock. Under this additional exception, the gain from such a sale by a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our common stock is treated as being regularly traded on an established securities market under applicable Treasury Regulations and (2) the non-U.S. stockholder owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period. As noted above, we believe that our common stock is regularly traded on an established securities market.

In addition, a sale of our common stock by a “qualified shareholder” or a “qualified foreign pension fund” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our common stock, non-United States persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our common stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our common stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our common stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in any subsidiary partnerships or limited liability companies that we form or acquire, or each individually a Partnership and, collectively, the Partnerships. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the check-the-box regulations; and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest and dividends, or the 90% passive income exception. Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We believe that any Partnership in which we own an interest qualifies for the private placement exception.

If for any reason a Partnership in which we own an interest were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay tax at U.S. federal corporate income tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is generally not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, as discussed below, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary (if available).

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) Allocations. The amount of the unrealized gain or unrealized loss, or built-in gain or built-in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the future, a subsidiary Partnership may acquire property that may have a built-in gain or a built-in loss in exchange for units. Our subsidiary Partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our subsidiary Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our subsidiary Partnership’s assets attributable to such contributions.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our subsidiary Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or built-in loss on those properties for U.S. federal income tax purposes.

The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Rules

Under the Bipartisan Budget Act of 2015, any audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) are now determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Although it is not entirely clear how these new rules will be implemented, it is possible that they could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury Department. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the U.S. federal income tax treatment of an investment in our common stock. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our common stock.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases our common stock in open market transactions, we will sell directly to the Plan Administrator the common stock acquired under the Plan. The shares, including shares acquired pursuant to Request for Waiver forms, may be resold in market transactions on any national securities exchange on which our common stock trade or in privately negotiated transactions. Our common stock currently is listed on the NYSE.

Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the $10,000 allowable maximum pursuant to request forms on behalf of participants in the Plan that may be engaged in the securities business. In deciding whether to approve a Request for Waiver form, we may consider relevant factors including, among other things those factors discussed in Question 14.

We may sell common stock through the Plan to persons who, in connection with the resale of the shares, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of shares. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to Request for Waiver forms.

Subject to the availability of shares of our common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and optional cash investments. You will pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.

LEGAL MATTERS

Pillsbury Winthrop Shaw Pittman LLP will issue an opinion about the validity of the common stock. In addition, the description of material U.S. federal income tax considerations contained in the section of the prospectus entitled “Material U.S. Federal Income Tax Considerations” is based on the opinion of Vinson & Elkins L.L.P.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical summary of revenues and direct costs of revenues of the multi-tenant commercial retail property called Perimeter Place incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited historical summary of revenues and direct costs of revenues of the multi-tenant commercial retail property called the Strand incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020;

•

our Current Reports on Form 8-K filed with the SEC on January 30, 2020 (with respect to Item 2.01), February 6, 2020, February 19, 2020, February 27, 2020 (with respect to Item 2.01), May 4, 2020, July 2, 2020 (with respect to Item 5.02), August 3, 2020, September 3, 2020, September 9, 2020, November 13, 2020, November 23, 2020, December 17, 2020, December 21, 2020 and February 1, 2021;

•	our Current Reports on Form 8-K/A filed with the SEC on February 21, 2020, April 9, 2020 and May 7, 2020;

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 001-11350) filed with the SEC on January 28, 2021, including any amendment or report filed for the purpose of updating such description; and

•

our Definitive Proxy Statement on Schedule 14A filed on March 19, 2020, in connection with our 2020 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities, as well as all such documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement and prior to the effectiveness of the registration statement. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, unless otherwise specified in such report or in a particular prospectus supplement.

You may obtain copies of any of these filings through CTO as described below or through the SEC’s Internet website as described below. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

CTO Realty Growth, Inc.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, Florida 32114

www.ctoreit.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS

PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings are available to the public at the SEC’s website at www.sec.gov. In addition, we maintain a website that contains information about us at www.ctoreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this offering memorandum or any other report or document we file with or furnish to the SEC.

500,000 Shares

Common Stock

offered to stockholders

and other interested investors

solely in connection with the

Dividend Reinvestment and Stock Purchase Plan

PROSPECTUS

            , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant.

	Amount
SEC registration fee	$2,197
Printing expenses	$1,500	*
Accounting fees and expenses	$10,000	*
Legal fees and expenses	$30,000	*
Miscellaneous	$5,000	*

Total	$48,697	*

*	Estimate

Item 15.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

We maintain directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Our charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any of its present or former directors or officers who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (ii) any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

EXHIBIT INDEX

2.1*	Agreement and Plan of Merger by and between CTO Realty Growth, Inc., a Florida corporation and CTO Realty Growth, Inc. (formerly CTO NEWCO REIT, Inc.), a Maryland corporation, dated September 3, 2020 (incorporated by reference to Exhibit 2.1 to the Predecessor Registrant’s Current Report on Form 8-K filed with the SEC on September 3, 2020).

3.1*	Articles of Amendment and Restatement of CTO Realty Growth, Inc., as amended by the Articles of Amendment (Name Change) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed with the SEC on February 1, 2021).

3.2*	Second Amended and Restated Bylaws of CTO Realty Growth, Inc., effective as of January 29, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B filed with the SEC on February 1, 2021).

4.1*	Specimen Common Stock Certificate of CTO Realty Growth, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K12B filed with the SEC on February 1, 2021).

5.1+	Legal opinion of Pillsbury Winthrop Shaw Pittman regarding the legality of the securities being registered under this registration statement.

8.1+	Opinion of Vinson & Elkins L.L.P. regarding tax matters

23.1+	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2+	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

23.3+	Consent of Grant Thornton, LLP — CTO Realty Growth, Inc.

23.4+	Consent of Grant Thornton, LLP — Perimeter

23.5+	Consent of Grant Thornton, LLP — The Strand

24.1*	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3 filed on October 1, 2020) (File No. 333-249209).

99.1*	Form of Enrollment Application (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-3 filed on October 1, 2020) (File No. 333-249209).

*	Previously filed.
+	Filed herewith.

Item 17.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on February 1, 2021.

CTO REALTY GROWTH, INC.

By:	/s/ John P. Albright
John P. Albright
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Albright	Chief Executive Officer, President and	February 1, 2021
John P. Albright	Director (principal executive officer)

/s/ Matthew M. Partridge	Senior Vice President, Chief Financial	February 1, 2021
Matthew M. Partridge	Officer (principal financial officer)

/s/ Lisa M. Vorakoun	Chief Accounting Officer and	February 1, 2021
Lisa M. Vorakoun	Vice President (principal accounting officer)

*	Chairman	February 1, 2021
Laura M. Franklin

*	Vice Chairman	February 1, 2021
Howard C. Serkin

*	Director	February 1, 2021
George R. Brokaw

*	Director	February 1, 2021
R. Blakeslee Gable

*	Director	February 1, 2021
Christopher W. Haga

*	Director	February 1, 2021
Casey R. Wold

By:	/s/ Matthew M. Partridge
Matthew M. Partridge
Attorney-in-fact pursuant to a power of attorney

S-1